             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                                     May 22, 2006

Morgan Stanley Eastern Europe Fund, Inc.
1221 Avenue of the Americas, 5th Floor
New York, New York  10020

            Re:   Morgan Stanley Eastern Europe Fund, Inc., a Maryland
                  corporation (the "Fund") - Registration Statement on Form N-2
                  (Securities Act File No. 333-132527 and Investment Company Act
                  File No. 811-08346), as amended (the "Registration
                  Statement"), pertaining to 1,137,088 shares (the "Shares") of the common stock of the Fund, par value $0.01 per share
                  ("Common Stock")
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as Maryland corporate counsel to the Fund in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), by the Fund pursuant to the Registration
Statement, which was originally filed with the Securities and Exchange
Commission (the "Commission") on or about March 17, 2006. The Shares are to be issued pursuant to the exercise of rights (the "Rights") issued to the stockholders of record of outstanding shares of Common Stock of the Fund as of the close of business on May 26, 2006 and entitle such stockholders to purchase one share of the Common Stock of the Fund for each four Rights held. You have requested our opinion with respect to the matters set forth below.

                  In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  (i)     the corporate charter of the Fund, represented by
                          Articles of Incorporation filed with the State
                          Department of Assessments and Taxation of Maryland
                          (the "Department") on February 3, 1994, and Articles
                          of Amendment filed with the Department on August 1,
                          1996, May 3, 1999 and May 1, 2001, respectively
                          (collectively, the "Charter");

                  (ii)    the Amended and Restated Bylaws of the Fund dated July
                          31, 2003 (the "Bylaws");

Morgan Stanley Eastern Europe Fund, Inc.
May 22, 2006

                  (iii)   Unanimous Written Consent in Lieu of a Meeting of the
                          Board of Directors, dated as of February 3, 1994 (the
                          "Organizational Resolutions");

                  (iv)    Resolutions adopted by the Board of Directors of the
                          Fund, or committees thereof dated as of February 27,
                          2006 and April 25, 2006 (collectively, the "Directors'
                          Resolutions");

                  (v)     the Registration Statement;

                  (vi)    a status certificate of the Department, dated May 19,
                          2006, to the effect that the Fund is duly incorporated
                          and existing under the laws of the State of Maryland;

                  (vii)   a certificate of Amy R. Doberman, the Vice President
                          of the Fund, and Stefanie V. Chang, the Vice President
                          of the Fund, of even date herewith (the "Officers'
                          Certificate"), to the effect that, among other things,
                          the Charter, the Bylaws, the Organizational
                          Resolutions and the Directors' Resolutions are true,
                          correct and complete, and that the Charter, the
                          Bylaws, the Organizational Resolutions and the
                          Directors' Resolutions have not been rescinded or
                          modified and are in full force and effect as of the
                          date of the Officers' Certificate, and certifying,
                          among other things, as to the manner of adoption of
                          the Directors' Resolutions, the number of issued and
                          outstanding shares of Common Stock, and the
                          authorization for issuance of the Shares; and

                  (viii)  such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary
                          to render this opinion, subject to the limitations,
                          assumptions and qualifications noted below.

                  In reaching the opinions set forth below, we have assumed the following:

                  (a)     each person executing any of the Documents on behalf
                          of any party (other than the Fund) is duly authorized
                          to do so;

                  (b)     each natural person executing any of the Documents is
                          legally competent to do so;

                  (c)     the Officers' Certificate and all other certificates
                          submitted to us are true and correct when made and as
                          of the date hereof and without regard to any knowledge
                          qualifiers contained therein;

Morgan Stanley Eastern Europe Fund, Inc.
May 22, 2006

                  (d)     any of the Documents submitted to us as originals are
                          authentic; the form and content of any Documents
                          submitted to us as unexecuted drafts do not differ in
                          any respect relevant to this opinion from the form and
                          content of such documents as executed and delivered;
                          any of the Documents submitted to us as certified,
                          facsimile or photostatic copies conform to the
                          original document; all signatures on all of the
                          Documents are genuine; all public records reviewed or
                          relied upon by us or on our behalf are true and
                          complete; all representations, certifications,
                          statements and information contained in the Documents
                          are true and complete; there has been no modification
                          of, or amendment to, any of the Documents, and there
                          has been no waiver of any provision of any of the
                          Documents by action or omission of the parties or
                          otherwise; and

                  (e)     no action will be taken by the Fund between the date
                          hereof and the date of issuance of the Shares which
                          will result in the total number of shares of Common
                          Stock of the Fund issued and outstanding, after giving
                          effect to the issuance of the Shares, exceeding the
                          total number of shares of Common Stock that the Fund
                          is authorized to issue under its Charter.

                  Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  (1)     The Fund is a corporation duly incorporated and
                          validly existing as a corporation in good standing
                          under the laws of the State of Maryland.

                  (2)     The Shares have been duly authorized for issuance by
                          the Fund, and when such Shares are issued and
                          delivered by the Fund, as contemplated by the
                          Registration Statement, in exchange for payment of the
                          consideration therefore as described in the Directors'
                          Resolutions and the Registration Statement, such
                          Shares will be duly authorized, validly issued, fully
                          paid and non-assessable.

                  The foregoing opinion is limited to the laws of the State of
Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the Investment Company
Act of 1940, the Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                  This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the

Morgan Stanley Eastern Europe Fund, Inc.
May 22, 2006

date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

                  Clifford Chance US LLP may rely upon this opinion, in its
capacity as securities counsel to the Fund, in connection with the filing of the
Registration Statement and in rendering its opinion to the Fund in connection therewith.

                  We consent to your filing this opinion as an exhibit to the
Registration Statement. We also consent to the identification of our firm as
Maryland counsel to the Fund in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the
Securities Act.

                                    Very truly yours,

                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP